EXHIBIT 99.1

                                                                 FIRST HEALTH
                                                         3200 Highland Avenue
                                                      Downers Grove, IL 60515
                                                               (630) 737-7900
                                                          www.firsthealth.com
 Investor Contacts:
 ------------------
 Joseph E. Whitters - Executive Vice President
 (630) 737-7511, joewhitters@firsthealth.com


 William R. McManaman - Chief Financial Officer
 (630) 737-7020, williammcmanaman@firsthealth.com


 Media Contact:
 --------------
 Erin Gardiner - Public Relations Manager
 (630) 737-5016, eringardiner@firsthealth.com           FOR IMMEDIATE RELEASE
                                                        ---------------------


                  FIRST HEALTH REPORTS THIRD QUARTER RESULTS
 ____________________________________________________________________________


 DOWNERS GROVE, IL - November 1, 2004 - Edward L. Wristen, President and Chief Executive Officer of First Health Group Corp. (NASDAQ: FHCC), announced today the results of operations for the third quarter ended September 30, 2004.

 On October 14, 2004, the Company announced it had entered into a definitive agreement whereby Coventry Health Care, Inc. will acquire all of the outstanding shares of common stock of the Company for a combination of shares of Coventry's common stock and cash. The transaction is expected to close in the first quarter of 2005, subject to the approval of the Company stockholders, regulatory approvals and other customary conditions. In conjunction with this agreement, the Company recorded $1.3 million in merger-related expenses (approximately $.01 in earnings per share) during the quarter ended September 30, 2004.

 Net income for the three and nine months ended September 30, 2004 decreased to $27.6 million and $86.5 million from $40.7 million and $114.7 million, respectively, during the same periods last year. Diluted earnings per share
 (EPS) for the three and nine months ended September 30, 2004 decreased to $.30 and $.93 from $.42 and $1.17, respectively, during the same periods last year. Revenues for the three months and nine months decreased to $218.4 million and increased to $657.3 million from $219.7 million and $652.1 million, respectively, during the same periods last year. Revenues benefited from the Company's three most recent acquisitions, First Health Employer Services, Inc., PPO Oklahoma and First Health Priority Services, Inc.

 Mr. Wristen commented on the Company's five sectors as follows:

   * Workers' Compensation revenue of $51.3 million decreased 7.5% from the second quarter of 2004, but increased 31.2% from the comparable quarter of 2003. The decrease from the second quarter was primarily due to less new business and revenue delays as our customers made changes to their processes and systems related to the California regulatory reforms.
      The increase from 2003 was driven by the acquisitions of Health Net Employer Services Inc. and First Health Priority Services, Inc., whose combined third quarter revenue was $12.5 million.

   * Public Sector revenue of $45.0 million increased 5.5% from the second quarter of 2004 and 5.3% from the comparable quarter of 2003. The increase from the second quarter of 2004 was due primarily to new business. The comparable quarter of 2003 included $9.0 million in non-recurring revenue (primarily HIPAA support and pharmacy program implementations) compared to $0.3 million in 2004. Excluding these non-recurring contracts, Public Sector revenue increased 32.6% from the third quarter of 2003.

   * Third Party Administrators and Insurers sector revenue of $24.7 million was comparable with the second quarter of 2004, but increased 35.7% from the comparable quarter of 2003 due to new business with insurers.

   * The Federal Employee Sector revenue was $58.0 million in the quarter and increased 1.4% from the second quarter of 2004, but declined 19.4% from the comparable quarter of 2003. The increase from the second quarter was due primarily to billable Mail Handlers open season activity. The third quarter 2003 revenue included $8 million as part of the Company's retrospective review of claims data related to 2002 Mail Handlers business. Excluding this adjustment, revenue declined 9.3% from the comparable quarter of 2003 due to a 10% decline in enrollment and lower participant utilization.

   * The Corporate Sector revenue was $39.4 million and declined 2.5% from the second quarter of 2004 and 17.7% from the comparable quarter of 2003, due to higher attrition, less new business and increased price competition.

 Other items of note for the third quarter of 2004: 1) the Company is continuing its cost savings efforts to improve profitability that it began in the first quarter; 2) the quarter benefited from a reduction in the Company's annual effective tax rate due to additional tax credits and less 401K expenses due to forfeitures which together affected EPS less than $.02 per share; and 3) diluted shares outstanding for the nine months ended September 30, 2004 were 5.4% less than last year due to the impact of the Company's share repurchase activity in 2003.

 The Company expects that its full year earnings per share will be in the range of $1.25 to $1.28 per share, excluding costs and expenses related to the proposed transaction with Coventry and professional fees for settlement of tax related services previously negotiated on a contingent fee basis.


 Conference Call and Webcast
 ---------------------------
 First Health Group Corp. will be hosting a conference call and webcast on Monday, November 1 at 9 a.m. Central Standard Time to discuss the Company's first quarter results. The quarterly conference call will be available on a live webcast from the Company's website (www.firsthealth.com). The webcast is open to all interested parties on a listen-only basis. Individuals unable to participate in the scheduled call may listen to a replay until November 3 by calling (888) 286-8010, code 65752522. The webcast will also be archived on the company's website. Individuals who listen to the call will be presumed to have read First Health's Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Reports on Form 10-Q for the three months ended March 31, 2004 and June 30, 2004.


 Business Description
 --------------------
 First Health, the premier national health-benefits services Company, specializes in providing large payors with integrated managed care solutions. First Health is a unique national managed care Company serving the group health, workers' compensation and state agency markets. Using technology to enable service and managed care innovations, First Health sets the bar for industry performance. For more information, visit the Company website at www.firsthealth.com.


 Forward-Looking Statements Notice
 ---------------------------------
 Certain statements herein regarding anticipated financial results for 2004 and the company's business prospects are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, factors that could cause the company's actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the inability of the Company to continue to: (i) enter into contracts with and successfully implement programs for new clients within the time frame established by the Company and achieve the revenue growth expected to result from the addition of such clients, (ii) expand its group health, workers' compensation and public sector businesses, (iii) control health care benefit expenses and (iv) achieve operation and cost synergies anticipated as a result of acquisitions. All forward-looking statements herein are made as of the date hereof, and the Company undertakes no obligation to update such statements.


 Additional Information
 ----------------------
 This communication is not a solicitation of a proxy from any security holder of First Health. Coventry and First Health intend to file a registration statement on Form S-4 with the SEC in connection with the merger of First Health and a subsidiary of Coventry. The Form S-4 will contain a prospectus, a proxy statement and other documents for the stockholders' meeting of First Health at which time the proposed transaction will be considered. The Form S-4, proxy statement and prospectus will contain important information about Coventry, First Health, the merger and related matters. Investors and stockholders should read the Form S-4, the proxy statement and prospectus and the other documents filed with the SEC in connection with the merger carefully before they make any decision with respect to the merger. The Form S-4, proxy statement and prospectus, and all other documents filed with the SEC in connection with the merger will be available when filed free of charge at the SEC's web site, www.sec.gov. In addition, all documents filed with the SEC by Coventry in connection with the merger will be made available to investors free of charge by writing to: Coventry Health Care, Inc., 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817, Attn: Investor Relations. All documents filed with the SEC by First Health in connection with the merger will be made available to investors free of charge by writing to: First Health Group Corp., 3200 Highland Avenue, Downers Grove, Illinois 60515, Attn: Investor Relations.


 Coventry, First Health, and their respective directors and executive officers may be deemed participants in the solicitation of proxies from First Health's stockholders. Information concerning Coventry's directors and certain executive officers and their direct and indirect interests in Coventry is contained in its proxy statement for its 2004 annual meeting of stockholders. Information concerning First Health's directors and certain executive officers and their direct and indirect interests in First Health is contained in its proxy statement for its 2004 annual meeting of stockholders. Additional information regarding the interests of these participants in the merger will be available in the proxy statement regarding the merger. Investors can obtain free copies of these documents from the SEC's website, www.sec.gov.


                                  First Health Group Corp.
                          (In Millions Except EPS and Percentages)
                                        (Unaudited)

                                        Three Months                  Nine Months
                                    Ended September 30,           Ended September 30,
                                ---------------------------   ---------------------------
                                                 % Increase                   % Increase
                                  2004     2003  (Decrease)     2004     2003  (Decrease)
                                 ------   ------ ----------    ------   ------ ----------
 ----------------------------------------------------------------------------------------
 Revenues                       $ 218.4  $ 219.7    (0.6)%    $ 657.3  $ 652.1     0.8%
 ----------------------------------------------------------------------------------------

 Operating Expenses:

   Cost of Services               104.2     98.7     5.6%       315.5    295.0     7.0%
   Selling and Marketing           24.4     23.2     4.9%        66.1     65.6     0.7%
   General and Administrative      18.9     16.0    18.6%        57.8     46.6    23.9%
   Health Care Benefits             6.3      4.4    41.0%        19.9     14.0    41.8%
   Merger-Related Expenses          1.3       --   100.0%         1.3       --   100.0%
   Depreciation and Amortization   19.8     15.6    26.2%        57.7     46.3    24.5%
                                 ------   ------   -----       ------   ------   -----
                                  174.9    157.9    10.7%       518.3    467.5    10.8%
                                 ------   ------   -----       ------   ------   -----

 ----------------------------------------------------------------------------------------
 Income from operations            43.5     61.8   (29.7)%      139.0    184.6   (24.7)%
 ----------------------------------------------------------------------------------------

 Interest Income                   (1.4)    (1.6 )  (5.5)%       (4.3)    (4.3)    2.1%
 Interest Expense                   1.6      1.2    38.3%         5.1      3.9    32.9%
                                 ------   ------   -----       ------   ------   -----
 Income Before Income Taxes        43.3     62.2   (30.4)%      138.2    185.0   (25.3)%

 Income Taxes                     (15.7)   (21.5)  (27.2)%      (51.7)   (70.3)  (26.5)%
                                 ------   ------   -----       ------   ------   -----
 Net Income                     $  27.6  $  40.7   (32.0)%    $  86.5  $ 114.7   (24.6)%
                                 ======   ======   =====       ======   ======   =====

 Share Information:
 -----------------
 Weighted Average
   Shares Outstanding - Basic      91.8     94.7    (3.0)%       91.5     95.7    (4.4)%
                                 ======   ======   =====       ======   ======   =====
 Net Income Per
   Common Share - Basic         $   .30  $   .43   (30.2)%    $   .94  $  1.20   (21.7)%
                                 ======   ======   =====       ======   ======   =====

 Weighted Average
   Shares Outstanding - Diluted    92.8     97.0    (4.4)%       92.9     98.2    (5.4)%
                                 ======   ======   =====       ======   ======   =====

 ----------------------------------------------------------------------------------------
 Net Income Per
   Common Share - Diluted       $   .30  $   .42   (28.6)%    $   .93  $  1.17   (20.5)%
                                 ======   ======   =====       ======   ======   =====
 ----------------------------------------------------------------------------------------


                                  First Health Group Corp.
                          (In Millions Except EPS and Percentages)
                                        (Unaudited)


                                        Three Months                  Nine Months
                                    Ended September 30,           Ended September 30,
                                ---------------------------   ---------------------------
                                                 % Increase                   % Increase
 Revenue Information              2004     2003  (Decrease)     2004     2003  (Decrease)
                                 ------   ------ ----------    ------   ------ ----------
 ----------------------------------------------------------------------------------------
 Commercial Revenue
   Group Health:
     PPO + Administration
       Services                 $  80.3  $  97.1   (17.3)%    $ 244.5  $ 277.1   (11.8)%
     PPO Services                  32.1     36.4   (11.9)%       99.9    116.2   (14.1)%
     Premiums                       9.7      4.4   118.8%        28.2     12.8   120.6%
                                 ------   ------   -----       ------   ------   -----
   Total Group Health             122.1    137.9   (11.5)%      372.6    406.1    (8.3)%
                                 ------   ------   -----       ------   ------   -----
   Workers' Compensation:
     PPO + Administration
       Services                    32.1     23.1    38.5%        95.9     73.3    30.8%
     PPO Services                  19.2     16.0    20.6%        61.9     46.2    33.9%
                                 ------   ------   -----       ------   ------   -----
   Total Workers' Compensation     51.3     39.1    31.2%       157.8    119.5    32.0%
                                 ------   ------   -----       ------   ------   -----
 Total Commercial Revenue         173.4    177.0    (2.1)%      530.4    525.6     0.9%
                                 ------   ------   -----       ------   ------   -----

 Public Sector                     45.0     42.7     5.3%       126.9    126.5     0.3%
                                 ------   ------   -----       ------   ------   -----
 Total Revenue                  $ 218.4  $ 219.7    (0.6)%    $ 657.3  $ 652.1     0.8%
                                 ======   ======   =====       ======   ======   =====

 Supplemental Information by Sector

 Commercial Revenue
   Group Health:
     Federal Employees          $  58.0  $  71.9   (19.4)%    $ 173.9  $ 193.7   (10.2)%
     Corporate                     39.4     47.8   (17.7)%      123.8    150.9   (18.0)%
     Third Party
       Administrators/Insurers     24.7     18.2    35.7%        74.9     61.5    21.8%
                                 ------   ------   -----       ------   ------   -----
   Total Group Health             122.1    137.9   (11.5)%      372.6    406.1    (8.3)%
                                 ------   ------   -----       ------   ------   -----
   Workers' Compensation           51.3     39.1    31.2%       157.8    119.5    32.0%
                                 ------   ------   -----       ------   ------   -----
 Total Commercial                 173.4    177.0    (2.1)%      530.4    525.6     0.9%
                                 ------   ------   -----       ------   ------   -----

 Public Sector                     45.0     42.7     5.3%       126.9    126.5     0.3%
                                 ------   ------   -----       ------   ------   -----
 Total Revenue                  $ 218.4  $ 219.7    (0.6)%    $ 657.3  $ 652.1     0.8%
                                 ======   ======   =====       ======   ======   =====
 ----------------------------------------------------------------------------------------

 ----------------------------------------------------------------------------------------
 Operating Margins (merger expenses in Commercial segment)
 ----------------------------------------------------------------------------------------
   Commercial                      23.5%   33.9%                 25.5%    33.7%

   Public Sector                    6.2%    4.3%                  3.0%     5.8%
 ========================================================================================


                           First Health Group Corp.
                                (In Millions)
                                 (Unaudited)

                                             September 30,   December 31,
 Summary Balance Sheet Information:              2004            2003
 ---------------------------------             --------        --------

         Assets:
         --------------------------------------------------------------------
         Cash and Investments                 $   163.8       $   139.7
         Accounts Receivable                      105.7           102.9
         Reinsurance Recoverable                   33.5            38.9
         Fixed Assets                             247.2           235.9
         Goodwill                                 328.8           324.3
         Intangible Assets                         79.2            82.6
         Deferred Taxes                            23.1            26.8
         Other Assets                              40.8            26.3
                                               --------        --------
           Total Assets                       $ 1,022.1       $   977.4
                                               ========        ========

         Liabilities:
         --------------------------------------------------------------------
         Claims Reserves                      $    47.6       $    48.1
         Debt Outstanding                         195.0           270.0
         Deferred Taxes                           128.2           126.5
         Purchase Reserve                           2.8             5.1
         Accounts Payable                          85.3            73.2
         Accrued Expenses                          35.7            42.7
         Other Liabilities                         49.2            33.3
                                               --------        --------
           Total Liabilities                      543.8           598.9


        Stockholders' Equity:                     478.3           378.5
                                               --------        --------
          Total Liabilities and
            Stockholders' Equity              $ 1,022.1       $   977.4
                                               ========        ========

                           First Health Group Corp.
                                (In Millions)
                                 (Unaudited)

 Consolidated Statement of Cash Flows:
 -------------------------------------
                                                            Nine Months Ended
                                                               September 30,
                                                             ----------------
                                                              2004      2003
                                                             ------    ------
 Cash flows from operating activities:
   Net Income                                               $  86.5   $ 114.7
                                                             ------    ------

 Adjustments to Reconcile Net Income to Net Cash
 Provided by Operating Activities:
   Depreciation and amortization                               57.7      46.3
   Change in allowance for uncollectible receivables           (3.8)     (1.5)
   Provision for deferred income taxes                          4.5        --
   Tax benefits from stock options exercised                    2.0       8.0
   Income from limited partnership                             (2.5)     (2.1)
   Other, net                                                   0.2       0.2

 Changes in Assets and Liabilities (net of effects of acquired businesses):

   Accounts receivable                                          3.0     (16.8)
   Other current assets                                        (9.9)     (7.5)
   Reinsurance recoverable                                      0.1       1.4
   Accounts payable and accrued expenses                       (0.1)      5.0
   Claims reserves                                             (0.5)      0.2
   Income taxes payable                                        17.3      13.9
   Non-current assets and liabilities                          (0.7)     (1.2)
                                                             ------    ------
 Net cash provided by operating activities                    153.8     160.6
                                                             ------    ------
 Cash flows from investing activities:
   Purchases of investments                                   (29.2)    (37.1)
   Sales of investments                                        29.5      34.4
   Acquisition of business, net of cash acquired               (7.2)     (3.0)
   Purchase of property and equipment                         (62.0)    (56.0)
                                                             ------    ------
   Net cash used in investing activities                      (68.9)    (61.7)
                                                             ------    ------
 Cash flows from financing activities:
   Purchase of treasury stock                                    --    (149.8)
   Proceeds from issuance of long-term debt                    50.0     145.0
   Repayment of long-term debt                               (125.0)   (110.0)
   Proceeds from issuance of common stock                       9.8      19.7
   Stock option loan repayments                                  --       0.3
                                                             ------    ------
   Net cash used in financing activities                      (65.2)    (94.8)
                                                             ------    ------

 Net increase in cash and cash equivalents                     19.7       4.1
 Cash and cash equivalents, beginning of period                 8.0      20.9
                                                             ------    ------
 Cash and cash equivalents, end of period                   $  27.7   $  25.0
                                                             ======    ======